SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934
Gran Tierra Energy Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	98-0479924

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

300, 611 – 10th Avenue, S.W., Calgary, Alberta, Canada	T2R 0B2

(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

N/A	N/A
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☑

Securities Act registration statement number to which this form relates:
(if applicable)
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Securities,” commencing at page 64 of the Prospectus included in the Registrant’s Form S-B2 Registration Statement, No 333-132352, filed with the Securities and Exchange Commission (the “Commission”) on March 7, 2007 and is incorporated herein by reference.
Item 2. Exhibits.

Exhibit
Number	Description
3.1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656)).

3.2	Certificate Amending Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656))

3.3	Certificate Amending Articles of Incorporation. (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656))

3.4	Certificates of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656)).

3.5	Amended and Restated Bylaws of Gran Tierra Energy Inc. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656). ).

3.6	Form of Stock Certificate.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAN TIERRA ENERGY INC. (Registrant)
Date: April 30, 2007	By:	/s/ Martin Eden
		Name:	Martin Eden
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
3.1	Articles of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Form SB-2, as amended, filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656)).

3.2	Certificate Amending Articles of Incorporation (Incorporated by reference to Exhibit 3.2 to the Form SB-2, as amended, and filed with the Securities and Exchange Commission on December 31, 2003 (File No. 333-111656))

3.3	Certificate Amending Articles of Incorporation. (Incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 10, 2005 (File No. 333-111656))

3.4	Certificates of Amendment to Articles of Incorporation. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 1, 2006 (File No. 333-111656)).

3.5	Amended and Restated Bylaws of Gran Tierra Energy Inc. (Incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 21, 2006 (File No. 333-111656). ).

3.6	Form of Stock Certificate.